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                                                              EXHIBIT 23(b)



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Old Kent Financial Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Stock Incentive Plan of 1999 of our report dated January 14, 1999, included in Old Kent Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


/s/Arthur Andersen LLP


Chicago, Illinois
April 29, 1999